                                                                     Exhibit 7.1





                         AUTOMATIC COINSURANCE AGREEMENT

                                     between

                      GE LIFE AND ANNUITY ASSURANCE COMPANY
        (a corporation organized under the laws of the state of Virginia, having its principal place of business in Richmond, Virginia;
                 hereinafter referred to as the CEDING COMPANY)

                                       and

                AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY
        (a corporation organized under the laws of the state of Delaware, having its principal place of business in New York, New York;
                    hereinafter referred to as the REINSURER)

               Effective Date of this Agreement: February 15, 2002
                 (hereinafter referred to as the EFFECTIVE DATE)

                               Agreement No. NY154

                                Table of Contents

PREAMBLE        ............................................................   1
Article I.      Scope of Agreement..........................................   1
Article II.     Commencement and Termination of Liability...................   3
Article III.    Oversights and Clerical Errors..............................   5
Article IV.     Net Amount at Risk..........................................   6
Article V.      Reinsurance Premiums........................................   7
Article VI.     Reinsurance Administration..................................   8
Article VII.    Settlement of Claims........................................  11
Article VIII.   Treaty Reserve..............................................  13
Article IX.     Recapture Privileges........................................  14
Article X.      Inspection of Records.......................................  15
Article XI.     Insolvency..................................................  16
Article XII.    Negotiation.................................................  18
Article XIII.   Arbitration.................................................  19
Article XIV.    Right to Offset Balances Due................................  20
Article XV.     Contract and Program Changes................................  21
Article XVI.    Confidentiality.............................................  22
Article XVII.   Other Provisions............................................  23
                   A.Notifications..........................................  23
                   B.Assignment.............................................  23
                   C.Severability...........................................  23
                   D.Currency...............................................  23
Article XVIII.  Entire Agreement............................................  24
Article XIX.    DAC Tax.....................................................  25
Article XX.     Duration of Agreement.......................................  26
Article XXI.    Execution of Agreement......................................  27

                             Schedules and Exhibits

Schedule A      Reinsurance Specifications
Schedule B      Specifically Excluded Business
Schedule C      Required Data and Suggested Data Layout
Exhibit I       CEDING COMPANY's Underwriting Procedures
Exhibit II      CEDING COMPANY's Claims Adjudication Policy
Exhibit III     Reinsurance Premium Rates
Exhibit IV      Confidentiality and Non-Disclosure Agreement
Exhibit V       Reserve Methodology

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GE Life and Annuity Assurance Co., Agreement No. NY154
Effective February 15, 2002

                                    PREAMBLE

This Agreement is an indemnity reinsurance agreement solely between the CEDING COMPANY and the REINSURER. The acceptance of reinsurance hereunder shall not create any right or legal relation whatever between the REINSURER and the annuitant, owner, beneficiary or any other party under any contracts or riders of the CEDING COMPANY which may be reinsured hereunder. The CEDING COMPANY shall be and remain solely liable to such parties under such contracts reinsured hereunder.

All provisions of this Agreement are subject to the laws of the State of Delaware.

                                   Article I.

                               Scope of Agreement

A. Subject to the terms set forth herein, on and after the EFFECTIVE DATE of this Agreement, the CEDING COMPANY shall automatically cede to the REINSURER and the REINSURER shall automatically accept, coinsurance of the RNAR (defined in Article IV), generated prior to termination of the REINSURER's liability (defined in Article II), by the waiver of Scheduled Purchase Payments (SPP) provisions within the specified riders attached to the variable annuity contracts issued by the CEDING COMPANY and reinsured hereunder (defined in Schedule A).

     The SPP benefit reinsured hereunder waives one hundred percent (100%), of the insured's monthly Scheduled Purchase Payment should one of the following events occur, as determined by the type or types of rider(s) purchased by the insured(s):

     Disablement of the insured

     Unemployment of the insured

     Death of a joint insured

     Where joint insureds are covered under a contract, the split percentage of waived SPP benefit allocated to each life is elected at issue. Under no circumstances will the REINSURER concurrently reimburse more than one type of SPP benefit per insured, nor will the REINSURER reimburse more than 100% of waived SPP benefit per contract.

B. The REINSURER's acceptance of automatic new business hereunder shall be subject to a limit that is expressed as an accumulation of first year reinsurance premium. The REINSURER's maximum aggregate annualized first year reinsurance premium (defined in Article V) across all riders in any one calendar year shall not exceed two million dollars ($2,000,000).

C. Unless the REINSURER has specifically agreed to such reinsurance in writing, no reinsurance may be ceded automatically to this Agreement where:

     1. the REINSURER's share of the SPP benefit would exceed the REINSURER's automatic binding limit specified in Schedule A;

     2. the SPP exceeds the SPP coverage limits for the rider as specified in the CEDING COMPANY's Underwriting Procedures described in Exhibit I;

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GE Life and Annuity Assurance Co., Agreement No.                          Page 1
Effective February 15, 2002

                          Article I, Scope of Agreement

                                   (Continued)

     3. the CEDING COMPANY did not employ its standard application and underwriting practices described in Exhibit I, in the underwriting of the risk;

     4. the insured is a substandard risk as determined by the CEDING COMPANY's written underwriting guidelines described in Exhibit I. (Note: Risks ratable up to 200% extra according to the Cologne Underwriting Manual shall be considered "standard" for the riders covered hereunder.);

     5. the insured belongs to a Specifically Excluded underwriting class as listed in Schedule B;

     6. coverage is granted to insureds who are not citizens or permanent residents of the United States and its territories or Canada;

     7. the risk has been submitted to another reinsurer for facultative consideration.

D. Except as otherwise provided in this Agreement, the reinsurance ceded hereunder shall be subject to the same terms, conditions, limitations and restrictions as those contained in the rider forms issued by the CEDING COMPANY specified in Schedule A.

E. This Agreement covers only the CEDING COMPANY's contractual liability for claims paid under variable annuity rider forms specified in Schedule A, that were submitted to the REINSURER in accordance with the terms of this Agreement set forth in Article XV, Contract and Program Changes.

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GE Life and Annuity Assurance Co., Agreement No.                          Page 2
Effective February 15, 2002

                                   Article II.

                    Commencement and Termination of Liability

A. On reinsurance ceded under the terms of this Agreement, the liability of the REINSURER shall commence simultaneously with that of the CEDING COMPANY.

B. The liability of the REINSURER for all reinsured contracts under this Agreement may terminate in accordance with

     1. the termination provisions set forth within Article VI, Administration, or

     2.   the Recapture Privileges set forth in Article IX.

C. For an individual contract, the liability of the REINSURER under this Agreement will terminate either in accordance with Paragraph B, above, or upon the earliest of the following occurrences as may be defined in the rider(s) and/or contracts reinsured hereunder:

     For the Disability Rider

     1.   The death of the covered insured;
     2.   The lapsation of the rider or of the underlying annuity contract;
     3.   The end of the benefit period;
     4.   The Annuity Commencement Date;
     5. The Contract Anniversary on or next following the covered annuitant's sixty-fifth (65th) birthday;
     6.   The termination of the CEDING COMPANY's liability.

     For the Unemployment Rider

     1.   The death of the covered insured;
     2.   The disablement of the covered insured;
     3.   The lapsation of the rider or of the underlying annuity contract;
     4.   The end of the benefit period;
     5.   The Annuity Commencement Date;
     6. The Contract Anniversary on or next following the covered annuitant's sixty-fifth (65th) birthday;
     7.   The termination of the CEDING COMPANY's liability.

     For the Life Rider

     1.   The death of the remaining joint annuitant;
     2.   The lapsation of the rider or of the underlying annuity contract;
     3.   The end of the benefit period;
     4.   The Annuity Commencement Date;

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GE Life and Annuity Assurance Co., Agreement No.                          Page 3
Effective February 15, 2002

              Article II, Commencement and Termination of Liability

                                   (Continued)

     5. The Contract Anniversary on or next following the covered annuitant's sixty-fifth (65th) birthday;
     6.   The termination of the CEDING COMPANY's liability.

D. The REINSURER shall be liable to reimburse waiver of SPP claims in accordance with Article VII, only on those claims where the actual date of disability, unemployment or death is on or after the EFFECTIVE DATE.

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GE Life and Annuity Assurance Co., Agreement No.                          Page 4
Effective February 15, 2002

                                  Article III.

                         Oversights and Clerical Errors

A. Should either the CEDING COMPANY or the REINSURER fail to comply with any of the terms of this Agreement, and if this is shown to be unintentional and the result of a misunderstanding, oversight or clerical error on the part of either the CEDING COMPANY or the REINSURER, then this Agreement shall not be deemed abrogated thereby, but both companies shall be restored to the positions they would have occupied had no such oversight, misunderstanding or clerical error occurred. Such conditions are to be reported and corrected promptly after discovery.

B. If the CEDING COMPANY or the REINSURER discovers that the CEDING COMPANY did not cede reinsurance on a contract it should have reinsured under this Agreement, the CEDING COMPANY will take prompt, reasonable and necessary steps to ensure that similar oversights do not recur. Then this Agreement shall not be deemed abrogated thereby, but both companies shall be restored to the positions they would have occupied had the CEDING COMPANY ceded such reinsurance at the original date. If the REINSURER receives no evidence that the CEDING COMPANY has taken action to remedy such a situation, the REINSURER reserves the right to limit its liability to reported contracts only.

C. The provisions of this Article may not be used to supersede or void the termination provisions set forth in Article VI, Paragraph G.

D. Any negligent or deliberate wrongful acts or omissions by the CEDING COMPANY regarding the insurance or reinsurance provided are the responsibility of the CEDING COMPANY and its liability insurer, if any, but not that of the REINSURER. The previous sentence does not negate the REINSURER's liability under Article VII, Settlement of Claims, of this Agreement.

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GE Life and Annuity Assurance Co., Agreement No.                          Page 5
Effective February 15, 2002

                                   Article IV.

                               Net Amount at Risk

A. The RNAR (Reinsured Net Amount at Risk) for each rider reinsured hereunder shall be equal to the following:

     RNAR = NAR multiplied by the REINSURER's Quota Share Percentage subject to the maximum of the Automatic Binding Limit and the minimum of the Minimum Cession Amount, both as specified in Schedule A.

          Where:

     . NAR (Net Amount at Risk) = Monthly Waived Scheduled Purchase Payment, and:

     . Monthly Waived Scheduled Purchase Payment = Scheduled Purchase Payment multiplied, for joint insureds, by the Waiver percentage elected by each insured not to exceed 100% in the aggregate.

     Note: For joint insureds that have purchased multiple riders, the allocation percentages shall remain the same for each life across any rider which has been elected for financial underwriting purposes.

          Flexible Purchase Payments and/or withdrawals made under the contract may result in decreases or increases in the SPP amount.

B. The monthly waived SPP will be as described in the rider forms attached to the variable annuity contract forms specified in Schedule A.

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GE Life and Annuity Assurance Co., Agreement No.                          Page 6
Effective February 15, 2002

                                   Article V.

                              Reinsurance Premiums

A. Reinsurance premiums hereunder shall be on a monthly basis per SPP rider. The total Reinsurance Premium for the business reinsured hereunder is the sum of the Disability, Unemployment and Life rider premiums, as applicable, each of which is defined separately in this paragraph, as follows:

     1. The monthly Disability rider reinsurance premium rates, expressed as a rate per hundred (100) of RNAR by issue age, sex and time to Annuity Commencement Date, are set forth in Exhibit III. The reinsurance premium rate shall be multiplied by the RNAR per contract and divided by one hundred (100).

     2. The monthly Unemployment rider reinsurance premium rates, expressed as a flat amount per hundred (100) of RNAR regardless of issue age, sex and time to Annuity Commencement Date, is set forth in Exhibit III. The reinsurance premium rate shall be multiplied by the RNAR per contract and divided by one hundred (100).

     3. The monthly Life rider reinsurance premium rates, expressed as a rate per hundred (100) of RNAR by issue age, sex and time to Annuity Commencement Date, are set forth in Exhibit III. The reinsurance premium rate shall be multiplied by the RNAR per contract and divided by one hundred (100).

B. For the purposes of calculating the limit on first year reinsurance premium, as described in Article I, Paragraph B, the first year premium per contract, per calendar year, will be equal to the monthly reinsurance premium due in each month of the first contract year times the number of months in the first contract year that fall in the calendar year. The sum of this calculation for all reinsured contracts will determine the first year reinsurance premium exposure in any one calendar year.

C. On single life contracts, reinsurance premium payments cease for an insured during any period of claims-paying status. For joint insureds, reinsurance premium payments cease for the waived life only. Reinsurance premium payments continue to be due on the unwaived life.

D. Although the rates are not guaranteed, the REINSURER expects not to increase the reinsurance premium rates unless one or more of the following situations occurs:

     1. the CEDING COMPANY increases the rates it charges the insureds. In that event, the REINSURER reserves the right to increase the reinsurance premium rates in a like amount;

     2.   the CEDING COMPANY makes a change based on the criteria described in
          Article XV, Contract and Program Changes. The REINSURER's rights are described therein;

     3.   the REINSURER is requested by the CEDING COMPANY or required as per
          Article VIII to employ a reserve methodology other than the previously agreed-upon reserve methodology described in Exhibit V. In that event, the REINSURER reserves the right to renegotiate mutually acceptable reinsurance premium rates with the CEDING COMPANY.

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GE Life and Annuity Assurance Co., Agreement No.                          Page 7
Effective February 15, 2002

                                   Article VI.

                           Reinsurance Administration

A. Within thirty (30) days of the end of each calendar month (the "Due Date"), the CEDING COMPANY shall provide to the REINSURER:

     1.   the seriatim electronic data,

     2.   the Summary Statement, and

     3.   the reinsurance premium payment due

     (altogether referred to as the "Remittance"), in the manner described below.

B. The CEDING COMPANY acknowledges the importance of timely submissions of credible data, as defined herein, to enable the REINSURER to manage effectively the risk associated with the products reinsured hereunder. Therefore, by the Due Date for each calendar month, the CEDING COMPANY will take the necessary steps to furnish the REINSURER with the seriatim electronic data as detailed in Schedule C, for each contract specified in Schedule A, valued as of the last day of that month. The CEDING COMPANY shall provide the REINSURER with the file format and record layout of the seriatim electronic data and shall keep the REINSURER informed of any changes to the file format as they may occur. The data provided shall constitute a component of the Remittance provided both of the following conditions are met:

     1.   the file contains correct data for all the contracts reinsured, and

     2. each record contains all of the applicable data elements set forth in Schedule C.

     The CEDING COMPANY shall promptly notify the REINSURER when it becomes aware of any deficiency in its seriatim electronic data and/or its associated reporting process. For its part, if the REINSURER becomes aware of any deficiency in the CEDING COMPANY's seriatim electronic data and/or its associated reporting process, the REINSURER shall promptly notify the CEDING COMPANY of the deficiency. The CEDING COMPANY shall initiate the cure for the deficiency within thirty (30) days after either notice, to be effectuated as reasonably promptly as possible.

     Any error or incomplete item that does not materially affect the REINSURER's ability to manage its risk associated with the reinsured contracts shall not cause the seriatim electronic data provided by the CEDING COMPANY to fail to constitute the seriatim electronic data component of a Remittance.

C. Additionally, by the Due Date for each calendar month, the CEDING COMPANY will furnish the REINSURER with a Summary Statement containing the following:

     1. reinsurance premiums due the REINSURER summarized separately for each SPP benefit type;

     2.   month end date for the period covered by the Summary Statement.

D. If the net balance is due to the REINSURER, the amount due shall be remitted with the Summary Statement. If the net balance is due to the CEDING COMPANY, the REINSURER shall remit the amount to the CEDING COMPANY within ten (10) days of receipt of the Summary Statement.

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GE Life and Annuity Assurance Co., Agreement No.                          Page 8
Effective February 15, 2002

                     Article VI, Reinsurance Administration

                                   (Continued)

E. Furthermore, the REINSURER will use the seriatim data in Schedule C to calculate and monitor, throughout the calendar year, the maximum aggregate annualized first year reinsurance premium limit, referenced in Article I, Paragraph B.

F. In addition, within thirty (30) days of the end of each calendar quarter, the CEDING COMPANY shall supply the REINSURER with a seriatim reserve report as detailed in Schedule C.

G. The submission of the Remittance is a condition precedent to the liability of the REINSURER under this Agreement. In the event the CEDING COMPANY does not make the Remittance in accordance with the provisions of this Article, the REINSURER may exercise the following rights:

     1. The REINSURER reserves the right to charge interest if a Remittance is not made within thirty (30) days of the Due Date. The interest rate charged shall be based on the ninety-(90) day Federal Government Treasury Bill as first published by the Wall Street Journal in the month following the Due Date of the Remittance plus one hundred (100) basis points. The method of calculation shall be simple interest (360-day year). This interest calculation shall be based on the reinsurance premium component of the overdue Remittance.

          For the seriatim data component of a Remittance subsequently judged not to meet the criteria for a valid remittance according to the criteria set forth in Paragraph B, above, the REINSURER reserves the right to charge interest, calculated as described above in this Paragraph G.1 ., if valid seriatim data is not submitted within thirty
          (30) days of the end of the thirty (30) day cure period described in Paragraph B, above.

     2. The REINSURER will have the right to terminate this Agreement if Remittances otherwise due to the REINSURER from the CEDING COMPANY are not made within sixty (60) days of the Due Date, by giving sixty (60) days written notice of termination to the CEDING COMPANY. As of the close of the last day of this sixty(60) day notice period, the REINSURER's liability for all risks reinsured associated with the defaulted Remittance under this Agreement will terminate unless such Remittances have been made. If all Remittances in default are received by the REINSURER within the sixty-(60) day time period, the Agreement will remain in effect.

          For the seriatim data component of a Remittance subsequently judged not to meet the criteria for a valid Remittance according to the criteria set forth in Paragraph B, above, the REINSURER will have the right to terminate this Agreement if valid seriatim data is not submitted within sixty (60) days of the end of the thirty (30) day cure period described in Paragraph B, above by giving sixty (60) days written notice of termination to the CEDING COMPANY. As of the close of the last day of this sixty-(60) day notice period, the REINSURER's liability for all risks reinsured associated with the defaulted Remittance under this Agreement will terminate unless such Remittances have been made. If all Remittances in default are received by the REINSURER within the sixty-(60) day notice period, the Agreement will remain in effect.

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GE Life and Annuity Assurance Co., Agreement No.                          Page 9
Effective February 15, 2002

                     Article VI, Reinsurance Administration

                                   (Continued)

     Receipt by the REINSURER of a partial submission, such as reinsurance premiums without accompanying seriatim electronic data or vice versa, does not constitute a Remittance and thus would not settle a delinquency or a default, as described in Paragraphs 1 and 2, above.

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GE Life and Annuity Assurance Co., Agreement No.                         Page 10
Effective February 15, 2002

                                  Article VII.

                              Settlement of Claims

A. The SPP claims that are eligible for reimbursement are only those that the CEDING COMPANY is contractually required to pay on claim events that occur on or after the Effective Date of this Agreement subject to the benefit limitations described below.

B. In the event the CEDING COMPANY follows its Claims Adjudication Policy, as set forth in Exhibit II, and provides satisfactory proof of claim liability to the REINSURER, claim settlements made by the CEDING COMPANY shall be unconditionally binding on the REINSURER. In every case of claim, copies of the proofs obtained by the CEDING COMPANY shall be taken by the REINSURER as sufficient. Payment, based on the RNAR defined in Article IV, in settlement of the reinsurance under a claim approved and paid by the CEDING COMPANY for a life reinsured hereunder, shall be made by the REINSURER upon receipt of the claim papers referenced in this Paragraph B.

C. Should an insured be covered under multiple SPP riders that generate a waiver benefit at the same time, the CEDING COMPANY shall employ its Underwriting Procedures, as set forth in Exhibit I, for the determination of the one SPP rider under which waiver benefits will be paid.

D. Should the SPP claim involve disability or unemployment, the CEDING COMPANY, upon request of the REINSURER, shall provide proof of the insured person's continuing disability or unemployment. The CEDING COMPANY shall notify the REINSURER when the insured person is no longer eligible for such SPP waiver claim, and the CEDING COMPANY shall resume paying reinsurance premiums on the insured person on the next due date in accordance with
     Article VI. For the purposes of this Agreement, the date of loss shall be the actual date of the disability or unemployment.

E. For claims occurring during the contestable period, the CEDING COMPANY shall provide the REINSURER with prompt notification of the claim and with a complete set of papers for review. The CEDING COMPANY will wait for up to ten business days from the date of submission of papers to the REINSURER for the REINSURER's recommendation before conceding liability or making settlement to the claimant. Such consultation and review shall not impair the CEDING COMPANY's freedom to determine the proper action on the claim.

F. The CEDING COMPANY shall immediately notify the REINSURER of its intention to contest, compromise or litigate a claim and shall give the REINSURER the opportunity to review the claim file. If the REINSURER agrees to participate in such a contest, the REINSURER shall share in the expense of any contest or compromise of that claim in the same proportion that the net amount at risk reinsured with the REINSURER bears to the total net risk of the CEDING COMPANY under all policies on that life being contested by the CEDING COMPANY and shall share in the total amount of any reduction in liability in the same proportion. Compensation of salaried officers and employees, including legal counsel, of the CEDING COMPANY shall not be considered claim expenses.

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GE Life and Annuity Assurance Co., Agreement No.                         Page 11
Effective February 15, 2002

                        Article VII, Settlement of Claims

                                   (Continued)

G. If the REINSURER declines to be a party to the contest, compromise or litigation, the REINSURER shall so notify the CEDING COMPANY within fifteen
     (15) days of the receipt of the final claim papers and shall pay its share of reinsurance to the CEDING COMPANY and thus be discharged of any future liability on that claim. The REINSURER shall not be liable for future costs of legal and/or investigative expenses incurred subsequent to the date of the REINSURER's notice of declination, nor shall it share in any subsequent increase or reduction of liability.

H. With respect to Extra-Contractual Damages, in no event shall the REINSURER participate in punitive or compensatory damages or statutory penalties which are awarded against the CEDING COMPANY as a result of an act, omission or course of conduct committed solely by the CEDING COMPANY in connection with the insurance reinsured under this Agreement.

I. The parties recognize that circumstances may arise in which equity would require the REINSURER, to the extent permitted by law, to share proportionately in certain assessed situations in which the REINSURER was an active party and directed, consented to, or ratified the act, omission or course of conduct of the CEDING COMPANY which ultimately resulted in the assessment of the extra-contractual damages. In such situations, the REINSURER and the CEDING COMPANY shall share such damages so assessed in equitable proportions.

J. If the amount of claim liability changes due to misstatement of age, rate classification or any error causing a change in liability, the REINSURER's share of reinsurance liability shall change proportionately, subject to the Reinsurance Specifications set forth in Schedule A.

K. In no event will the REINSURER be liable for expenses incurred in connection with a dispute or contest arising out of conflicting or any other claims of entitlement to contract proceeds or benefits.

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GE Life and Annuity Assurance Co., Agreement No.                         Page 12
Effective February 15, 2002

                                  Article VIII.

                                 Treaty Reserve

The reserves held by the REINSURER in its statutory financial statement will be greater than or equal to those required by the state where the statement is filed.

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GE Life and Annuity Assurance Co., Agreement No.                         Page 13
Effective February 15, 2002

                                   Article IX.

                              Recapture Privileges

A. If the CEDING COMPANY increases its limit of retention, a corresponding reduction may be made at the option of the CEDING COMPANY in the reinsurance in force on all lives on which the CEDING COMPANY had its maximum limit of retention at the time reinsurance was ceded. The CEDING COMPANY may recapture existing reinsurance in force in accordance with the rules set forth in this Article IX.

B. The CEDING COMPANY will notify the REINSURER of its intent to recapture at least ninety (90) days prior to any recaptures.

C.   No recapture will be made unless reinsurance has been in force for fifteen
     (15) years, as measured from the EFFECTIVE DATE.

D. The recapture shall apply to all the eligible reinsurance in force under the Agreement.

E. If the CEDING COMPANY elects to recapture, the CEDING COMPANY shall commence a recapture of the reinsurance whereby each contract reinsured hereunder is reduced or recaptured on its fifteenth (15th) contract anniversary, measured from the original issue date of the contract.

F. If at the time of recapture the risk is on active claim for any cause the reinsurance shall remain in force until such time as the contract may be returned to a premium-paying status. The Disability or Unemployment risk shall be recaptured upon such return to premium-paying status. If within thirty days of said recapture the Disability or Unemployment claim is resumed according to the terms of the rider, due to an extension of the initial disablement or unemployment status, the REINSURER shall again be liable for payment of its share of SPP waived by the CEDING COMPANY, subject to collection of reinsurance premiums on the REINSURER's share of the risk for the period in which the contract was in a premium-paying status.

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GE Life and Annuity Assurance Co., Agreement No.                         Page 14
Effective February 15, 2002

                                   Article X.

                              Inspection of Records

A. The REINSURER, or its duly appointed representatives, shall have the right at all reasonable times and for any reasonable purpose and upon reasonable prior notice to inspect at the office of the CEDING COMPANY all records referring to reinsurance ceded to the REINSURER.

B. Relating to the business reinsured hereunder, the CEDING COMPANY or its duly appointed representatives shall have the right at all reasonable times and for any reasonable purpose and upon reasonable prior notice, to inspect at the office of the REINSURER all records referring to reinsurance ceded from the CEDING COMPANY.

--------------------------------------------------------------------------------
GE Life and Annuity Assurance Co., Agreement No.                         Page 15
Effective February 15, 2002

                                   Article XI.

                                   Insolvency

A.   A party to this Agreement will be deemed insolvent when it:

          a. Applies for or consents to the appointment of a receiver, rehabilitator, conservator, liquidator or statutory successor ("Authorized Representative") of its properties or assets; or

          b.   Is adjudicated as bankrupt or insolvent; or

          c. Files or consents to the filing of a petition in bankruptcy, seeks reorganization or an arrangement with creditors or takes advantage of any bankruptcy, dissolution, liquidation, or similar law or statute; or

          d. Becomes the subject of an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of the party's domicile.

B. In the event of the insolvency of the CEDING COMPANY, all reinsurance will be payable, on the basis of the liability of the CEDING COMPANY on the policies reinsured, directly to the CEDING COMPANY or its Authorized Representative without diminution because of the insolvency of the CEDING COMPANY.

C. In the event of insolvency of the CEDING COMPANY, the Authorized Representative will, within a reasonable time after the claim is filed in the insolvency proceeding, give written notice to the REINSURER of all pending claims against the CEDING COMPANY on any policies reinsured. While a claim is pending, the REINSURER may investigate such claim and interpose, at its own expense, in the proceedings where the claim is adjudicated, any defense or defenses which it may deem available to the CEDING COMPANY or its Authorized Representative. The expenses incurred by the REINSURER will be chargeable, subject to court approval, against the CEDING COMPANY as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the CEDING COMPANY solely as a result of the defense undertaken by the REINSURER. Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expenses will be apportioned in accordance with the terms of the Reinsurance Agreement as though such expense had been incurred by the CEDING COMPANY.

D. Any debts or credits, matured or unmatured, liquidated or unliquidated, in favor of or against either the REINSURER or CEDING COMPANY with respect to this Agreement are deemed mutual debts or credits, as the case may be, and will be offset, and only the balance will be allowed or paid. However, in the event of liquidation, the REINSURER may offset against undisputed amounts which are due and payable to the CEDING COMPANY, only those undisputed amounts due the REINSURER which are not more than one hundred and eighty (180) days past due at the date of the court order of liquidation.

E. In the event of insolvency of the REINSURER, the liability of the REINSURER shall not terminate but shall continue with respect to the reinsurance ceded to the REINSURER by the CEDING COMPANY prior to the date of such insolvency, and the CEDING COMPANY shall have a security interest in any and all sums held by or under deposit in the name of the REINSURER. The provisions of Article XX notwithstanding, the CEDING COMPANY may terminate this Agreement immediately for new business. The

--------------------------------------------------------------------------------
GE Life and Annuity Assurance Co., Agreement No.                         Page 16
Effective February 15, 2002

                             Article XI, Insolvency
                                   (Continued)

CEDING COMPANY shall provide written notification of its intent to terminate the Agreement for new business, but any required waiting period shall be waived.

--------------------------------------------------------------------------------
GE Life and Annuity Assurance Co., Agreement No.                         Page 17
Effective February 15, 2002

                                   Article XII.

                                   Negotiation

A. Within ten (10) days after one of the parties has given the other the first written notification of a specific dispute, each party will appoint a designated officer to attempt to resolve the dispute. The officers will meet at a mutually agreeable location, or by teleconference or videoconference, as early as possible and as often as necessary, in order to gather and furnish the other with all appropriate and relevant information concerning the dispute. The officers will discuss the problem and will negotiate in good faith without the necessity of any formal arbitration proceedings. During the negotiation process, all reasonable requests made by one officer to the other for information will be honored. The designated officers will decide the specific format for such discussions.

B. If the officers cannot resolve the dispute within thirty (30) days of their first meeting, the parties will agree to submit the dispute to formal arbitration, as set forth in Article XIII. However, the parties may agree in writing to extend the negotiation period for an additional thirty (30) days.

--------------------------------------------------------------------------------
GE Life and Annuity Assurance Co., Agreement No.                         Page 18
Effective February 15, 2002

                                  Article XIII.

                                   Arbitration

A. It is the intention of the CEDING COMPANY and the REINSURER that the customs and practices of the insurance and reinsurance industry will be given full effect in the operation and interpretation of this Agreement. The parties agree to act in all things with the highest good faith. If after the negotiation required by Article XII, the REINSURER or the CEDING COMPANY cannot mutually resolve a dispute that arises out of or relates to this Agreement, the dispute will be decided through arbitration. The arbitrators will base their decision on the terms and conditions of this Agreement and, as necessary, on the customs and practices of the insurance and reinsurance industry rather than solely on a strict interpretation of the applicable law. There will be no appeal of their written decision, and any court having jurisdiction of the subject matter and the parties, may reduce that decision to judgement.

B. To initiate arbitration, either the REINSURER or the CEDING COMPANY will notify the other party in writing of its desire to arbitrate, stating the nature of its dispute and the remedy sought. The party to which the notice is sent will respond to the notification in writing within ten (10) days of its receipt.

C. There will be three arbitrators who will be current or former officers of life insurance or reinsurance companies other than the contracting companies or affiliates thereof. Each of the contracting companies will appoint one of the arbitrators within thirty (30) days from the date notification is received and these two arbitrators will select the third arbitrator within thirty (30) days from the date of appointment of the last arbitrator. If either party refuses or neglects to appoint an arbitrator within thirty (30) days of the date notification is received, the other party may appoint the second arbitrator. If the two arbitrators do not agree on a third arbitrator within thirty (30) days of the appointment of the last arbitrator, then the appointment of said arbitrator shall be left to the President of the American Arbitration Association. Once chosen, the arbitrators are empowered to decide all substantive and procedural issues by majority vote.

D. It is agreed that each of the three arbitrators should be impartial regarding the dispute and should resolve the dispute on the basis described in Paragraph A of this Article.

E. The arbitration hearing will be held on the date fixed by the arbitrators in New York City. In no event will this date be later than three (3) months after the appointment of the third arbitrator. As soon as possible, the arbitrators will establish pre-arbitration procedures as warranted by the facts and issues of the particular case. At least ten (10) days prior to the arbitration hearing, each party will provide the other party and the arbitrators with a detailed statement of the facts and arguments they will present at the arbitration hearing. The arbitrators may consider any relevant evidence; they will give the evidence such weight as they deem it entitled to after consideration of any objections raised concerning it. Each party may examine any witnesses who testify at the arbitration hearing.

F. The cost of arbitration will be divided between the parties, unless the arbitrators decide otherwise.

--------------------------------------------------------------------------------
GE Life and Annuity Assurance Co., Agreement No.                         Page 19
Effective February 15, 2002

                                  Article XIV.

                          Right to Offset Balances Due

The CEDING COMPANY and the REINSURER shall have, and may exercise at any time, the right to offset any balance or balances due one party to the other, its successors or assignees, against balances due to the other party under this Agreement. This right of offset shall not be affected or diminished because of the insolvency of either party to this Agreement.

--------------------------------------------------------------------------------
GE Life and Annuity Assurance Co., Agreement No.                         Page 20
Effective February 15, 2002

                                   Article XV.

                          Contract and Program Changes

A. The CEDING COMPANY shall give the REINSURER advance notice of any changes to its underwriting guidelines, its annuity product design, its fees and charges, its distribution systems and/or methods, or the addition or deletion of, and/or changes to any riders to any contract forms reinsured hereunder. No such change shall be made by the CEDING COMPANY without the prior approval, if necessary, of the Securities and Exchange Commission
     (SEC) and/or the appropriate State Insurance Department(s).

B. Should any such change as stated in Paragraph A, above, result in a material change in the underlying risk, the REINSURER shall have the right to modify, for that product line only, any of the terms of this Agreement in order to restore the REINSURER to its original position. The REINSURER shall promptly determine whether or not the changes will be covered under the Agreement or whether amendments or revisions to the Agreement will be necessary to cover the changes. For the purposes of this Agreement, material is understood to mean a substantial variance from either the original pricing profile or the past experience on this account, that is expected to be permanent or long-lasting.

C. The CEDING COMPANY agrees to provide the REINSURER with all contractholder communications as though the REINSURER were a contractholder in the CEDING COMPANY's state of domicile.

--------------------------------------------------------------------------------
GE Life and Annuity Assurance Co., Agreement No.                         Page 21
Effective February 15, 2002

                                  Article XVI.

                                 Confidentiality

A. This Agreement incorporates the confidentiality agreement previously agreed to between the parties on October 22, 1998 (the "Confidentiality Agreement"), a copy of which is attached hereto as Exhibit IV. All matters with respect to this Agreement require the utmost good faith of both parties. Both the CEDING COMPANY and the REINSURER shall, in accordance with the terms of the Confidentiality Agreement, hold confidential and not disclose or make competitive use of any shared Confidential Information of the other party (as such term is defined in the Confidentiality Agreement), unless otherwise agreed to in writing, or unless the information otherwise becomes publicly available by means other than by either party or their agents, or unless the disclose is required for retrocession purposes, has been mandated by law, or is duly required by external auditors.

B. The REINSURER will treat all personal contractholder information received from the CEDING COMPANY as confidential information and will use good faith efforts to keep such information private and secure, in accordance with the CEDING COMPANY's commitment to its contractholders and in accordance with federal and state privacy laws. The CEDING COMPANY recognizes that the REINSURER may need to share certain information with auditors, regulators and risk management entities, such as retrocessionaires, financial institutions and consultants, in the normal course of conducting business.

--------------------------------------------------------------------------------
GE Life and Annuity Assurance Co., Agreement No.                         Page 22
Effective February 15, 2002

                                  Article XVII.

                                Other Provisions

A. Notifications. Any notice or communication given pursuant to this Reinsurance Agreement must be in writing and either 1) delivered personally, 2) sent by facsimile or other similar transmission to a number specified in writing by the recipient, 3) delivered by overnight express, or 4) sent by Registered or Certified Mail, Postage Prepaid, Return Receipt Requested, as follows:

     If to CEDING COMPANY:      GE Life and Annuity Assurance Company
                                6610 W. Broad Street
                                Richmond, VA 23230
                                Attn: Brian Haynes, Senior Vice President, Risk

     If to REINSURER:           AXA Corporate Solutions Life Reinsurance Company
                                17 State Street, 32nd Floor
                                New York, New York 10004
                                Attn: Julia Cornely, Reinsurance Treaty Officer

     All notices and other communications required or permitted under this Reinsurance Agreement that are addressed as provided in this Section will
     1) if delivered personally or by overnight express, be deemed given upon delivery; 2) if delivered by facsimile transmission or other similar transmission, be deemed given when electronically confirmed, and 3) if sent by Registered or Certified mail, be deemed given when marked Postage Prepaid by the sender's terminal. Any party from time-to-time may change its address, but no such notice of change will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

B. Assignment. This Agreement shall be binding to the parties and their respective successors and permitted assignees. This Agreement may not be assigned by either party without the written consent of the other. Such consent shall not be unreasonably withheld.

C. Severability. If any provision of this Agreement is determined to be invalid or unenforceable, such determination will not affect or impair the validity or the enforceability of the remaining provisions of this Agreement.

D.   Currency. All financial transactions under this Agreement shall be made in
     U. S. dollars.

--------------------------------------------------------------------------------
GE Life and Annuity Assurance Co., Agreement No.                         Page 23
Effective February 15, 2002

                                 Article XVIII.

                                Entire Agreement

This Agreement shall constitute the entire Agreement between the parties with respect to business reinsured hereunder. There is no understanding between the parties other than as expressed in this Agreement and any change or modification to this Agreement shall be null and void unless made by Amendment or Addendum to the Agreement and signed by both parties.

--------------------------------------------------------------------------------
GE Life and Annuity Assurance Co., Agreement No.                         Page 24
Effective February 15, 2002

                                  Article XIX.

                                     DAC Tax

               Treasury Regulation Section 1.848-2(g)(8) Election

The CEDING COMPANY and the REINSURER hereby agree to the following pursuant to
Section 1.848-2(g)(8) of the Income Tax Regulations issued December 29, 1992, under Section 848 of the Internal Revenue Code 1986, as amended. This election shall be effective for the year this Agreement becomes effective and all subsequent taxable years for which this Agreement remains in effect.

A. The term "party" will refer to either the CEDING COMPANY or the REINSURER as appropriate.

B. The terms used in this Article are defined by reference to Treasury Regulations Section 1.848-2 in effect as of December 29, 1992.

C. The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deduction limitation of IRC Section 848(c)(1).

D. Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency. The parties also agree to exchange information, which may be otherwise required by the IRS.

E. The CEDING COMPANY will submit to the REINSURER by April 1st of each year, a schedule of its calculation of the net consideration for the preceding calendar year. This schedule will be accompanied by a statement signed by an officer of the CEDING COMPANY stating that the CEDING COMPANY will report such net consideration in its tax return for the preceding calendar year.

F. The REINSURER may contest such calculation by providing an alternate calculation to the CEDING COMPANY in writing within thirty (30) days of the REINSURER's receipt of the CEDING COMPANY's calculation. If the REINSURER does not notify the CEDING COMPANY, the REINSURER will report the net consideration as determined by the CEDING COMPANY in the REINSURER's tax return for the previous calendar year.

G. If the REINSURER contests the CEDING COMPANY's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date the REINSURER submits its alternate calculation. If the REINSURER and CEDING COMPANY reach agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

--------------------------------------------------------------------------------
GE Life and Annuity Assurance Co., Agreement No.                         Page 25
Effective February 15, 2002

                                   Article XX.

                              Duration of Agreement

A.   Initially, this Agreement shall be open for new business for at most two
     (2) years as measured from the EFFECTIVE DATE, subject to earlier termination under:

     1. the action of the maximum aggregate first-year reinsurance premium set forth in Article I.B., or

     2. ninety (90) day written notice of cancellation by either the CEDING COMPANY or the REINSURER.

B. At the end of this initial two (2) year period, or if the Agreement is terminated as to new business due to reaching the maximum aggregate first-year reinsurance premium limit, the REINSURER, at its discretion may extend the Agreement for up to a one (1) year period.

C. At the termination of each one year extension, the REINSURER will hold the option to extend coverage to new business for an additional year.

D. This Agreement shall be unlimited as to its duration but may be reduced or terminated for new business as provided in this Article, above.

--------------------------------------------------------------------------------
GE Life and Annuity Assurance Co., Agreement No.                         Page 26
Effective February 15, 2002

                                  Article XXI.

                             Execution of Agreement

This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof signed by less than both, but together signed by both of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives as of the EFFECTIVE DATE.

GE LIFE AND ANNUITY ASSURANCE COMPANY


By: /s/Brian W. Naynes                               Date: July 22, 2002
    ----------------------------------------------
    Name/Title BRIAN W. NAYNES, SR. Vice Presedent


Attest: /s/Illegible
        -----------------------------------------
        Name/Title


AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY


By: /s/Michael W. Pado                               Date: 17 July, 2002
    ----------------------------------------------
    Michael W. Pado, President


By: /s/Donna Jarvis
    ----------------------------------------------
    Donna Jarvis, Vice President


Attest: /s/Julia Cornely
        ------------------------------------------
        Julia Cornely, Assistant Vice President

--------------------------------------------------------------------------------
GE Life and Annuity Assurance Co., Agreement No.                         Page 27
Effective February 15, 2002

                                   Schedule A

                           Reinsurance Specifications

A.   Issue Dates:

          New Policies issued on or after February 15, 2002

B.   REINSURER's Quota Share Percentage:

          66.67%

C.   CEDING COMPANY's Retention

          33.33%

D.   Automatic Binding Limits:

          REINSURER's Quota Share Percentage of $1,000 of Monthly Waived Scheduled Purchase Payment per life insured

E.   Minimum Cession Amount

          REINSURER's Quota Share Percentage of $100 of Monthly Waived Scheduled Purchase Payment per life insured

F. Related Riders Reinsured when issued with the CEDING COMPANY's GE Retirement Answer Variable Annuity (GERA) contracts:

          Waiver of Scheduled Purchase Payment Upon Disability Rider, No. P5163 3/01

          Waiver of Scheduled Purchase Payment Upon Unemployment Rider, No. P5164 3/01

          Waiver of Scheduled Purchase Payment Joint Annuitant Life Rider, No. P5165 3/01

--------------------------------------------------------------------------------
GE Life and Annuity Assurance Co., Agreement No. NY154
Effective February 15, 2002

                                   Schedule B

                         Specifically Excluded Business

Insureds in the following categories of occupation and/or underwriting class are excluded from reinsurance coverage under the terms of this Agreement.

     For the Disability Rider

     1.   Excluded Occupations:

          (a)  Physicians

          (b)  Dentists

          (c)  Lawyers

          (d)  Stockbrokers

          (e) Blue Collar (including but not limited to Construction, Agriculture, Wholesale, Factory, Mining, Demolition/Explosives, Food Preparation and Serving-Related Occupations) as defined by the Bureau of Labor Statistics

     2. Excluded Insureds: Self-employed individuals or those who are not actively working at least 20 hours per week, at their customary place of business, and performing their normal duties.

     For the Unemployment Rider

     1.   Excluded Occupations:

          (a)  Physicians

          (b)  Dentists

          (c)  Lawyers

          (d)  Stockbrokers

          (e) Blue Collar (including but not limited to Construction, Agriculture, Wholesale, Factory, Mining, Demolition/Explosives, Food Preparation and Serving-Related Occupations) as defined by the Bureau of Labor Statistics

     2. Excluded Insureds: Self-employed individuals or those who are not actively working at least 20 hours per week, at their customary place of business, and performing their normal duties.

     For the Life Rider

     1. Excluded Occupations: Blue Collar (including but not limited to Construction, Agriculture, Wholesale, Factory, Mining,
          Demolition/Explosives, Food Preparation and Serving-Related Occupations) as defined by the Bureau of Labor Statistics

     2.   Excluded Insureds:

          (a) Those who are not actively working at least 20 hours per week, at their customary, place of business, and performing their normal duties.

          (b)  Joint Annuitants where both annuitants have not elected coverage

--------------------------------------------------------------------------------
GE Life and Annuity Assurance Co., Agreement No. NY154
Effective February 15, 2002

                                   Schedule C

                    Required Data and Suggested Data Layout

Field Description                               Comments
Annuitant's ID:                                 Last Name
                                                First Name
                                                Middle Name
Sex                                             M or F
Date of Birth                                   YYYYMMDD
Social Security No. / Social Insurance No.

Joint Annuitant's ID:                           Last Name If Applicable
                                                First Name
                                                Middle Name
Sex                                             M or F
Date of Birth                                   YYYYMMDD
Social Security No. / Social Insurance No.

Contract Number
Contract Issue Date                             YYYYMMDD
Annuity Commencement Date                       YYYYMMDD
Years to Annuity Commencement                   As measured from issuance of contract
Contract Issue Status                           NI = True New Issue, SC = Spousal Continuance,
                                                EX = 1035 Exchange
SPP Rider Issued                                D = Disability Rider; U = Unemployment Rider;
                                                J = Joint Annuitant Rider (Note: Multiple riders may be issued to the same insured)
Scheduled Purchase Payment                      Monthly SPP amount per insured's contract
Waiver Percentage                               Percent of SPP covered by rider as shown on insured's contract
NAR                                             Waiver Percentage times Scheduled Purchase Payment
RNAR                                            NAR times REINSURER's Quota Share Percentage
Monthly Reinsurance Premium Rate
Reinsurance Premium                             RNAR times Monthly Reinsurance Premium Rate
Reserve Amount                                  Claim Reserve Amount - Required Quarterly only.

Summary Information:
Total number of records
Total of each dollar field                      Monthly aggregate information

Termination File:
Termination Date                                YYYYMMDD, If applicable
Reason for Termination                          Reason for Termination and translation to be provided, if
                                                available
RNAR
Unearned Premium Refund

Claim File:
Claim Settlement Date                           YYYYMMDD, If applicable
Date of Death                                   YYYYMMDD
RNAR
Unearned Premium Refund                         If applicable (if premiums were paid beyond the settlement month)

Note: All values to nearest dollar

--------------------------------------------------------------------------------
GE Life and Annuity Assurance Co., Agreement No. NY154
Effective February 15, 2002

                                   Exhibit I

                    CEDING COMPANY's Underwriting Procedures
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
GE Life and Annuity Assurance Co., Agreement No. NY154
Effective February 15, 2002

                                                      GERA Express UW Procedures

Index:

I.   Underwriting Procedures Overview

II.  Product Rules Regarding Issuing Riders
        Guideline for Issuing Riders

III. General Express Underwriting Guidelines
        Application Review
        NIGO Items that may be resolved with a phone call to the Agent

IV.  Occupational/Vocational Guidelines
        Guidelines for Section 2 on Rider Application
        These will result in Escalation to Full Underwriting

V.   Height / Weight Guidelines
        Table Lookup.
        Outside of defined limits will result in Escalation to Full
        Underwriting.

VI.  Informational Questions Section 3 Questions B through F
        Question Review.
        A Response of Yes to Any of these Questions will result in escalation to Full Underwriting

VII. MIB Procedures
        Pull MIB. Review for Hit
        Any Hit on the MIB will result in Escalation to Full Underwriting

VIII. Resolution Determination
        A. Rider Issued
        B. Rider Application NIGO-Call for more Information / Clarify
        C. Rider Escalation to Full Underwriting

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

                                                      GERA Express UW Procedures

I.   Underwriting Procedures Overview

Prescreen consists of two separate and distinct processes - the GERA Application Prescreen process and the Rider Application Prescreen process.

The SEC and individual states regulate the GERA application content. The GERA Application Prescreen process utilizes the Application Prescreen Review Worksheet (APW). The APW focuses on the GERA application content and is unrelated to underwriting other than to ask a limited number of questions regarding riders to determine whether or not the Rider Application Prescreen process is required.

The Rider application is reviewed if and only if the riders selected on the GERA application pass the GERA Application Prescreen process filters. The Rider Application Prescreen process utilizes the GERA Underwriting Worksheet (GUW). When an application with riders is received the following occurs:
The GERA application moves through the submit process and can be put in force even while Rider approval/disapproval is being addressed. The policy is not mailed until rider issues are resolved. If riders cannot be issued the policy is mailed with a Notice of Adverse Underwriting Action letter attached. If riders can be issued the policy is mailed including riders.

Jet Issue Underwriters refer to the GERA Express UW Procedures (GUP) if there is any doubt about Rider application inputs.

II.  Product Rules Regarding Riders

The available riders are Disability, Short Term Unemployment and Joint Annuitant Life. Riders will be issued in accordance with these Guidelines.

..    The issue ages for the riders are 25-55.
..    Only individuals can purchase the riders.
..    Riders are not available to non-natural owners.
..    In order to purchase a rider, the Annuity Commencement Date must be on or before age 65.
..    All riders will be underwritten.
     Rider premiums can only be paid monthly in cash, not as a "transfer" or "withdrawal". Rider premium payments are a portion of the Monthly Purchase Payment (MPP), paid via check or EFT.
..    The rider benefit is limited to the Scheduled Purchase Payment.
..    The available coverage will be limited to the lesser of the SPP or $1,000.
..    Scheduled Purchase Payment at issue may not exceed $1,000 and must be constant until the earlier of age 65 the Annuity Commencement Date.

                                 Return To Index

5/29/02 Version 2.1
Approved by P.Allen and M.Gerachis                                        2 of 7

                                                      GERA Express UW Procedures

..    When multiple GERA contracts are issued on Single or Joint
     Owner(s)/Annuitant(s), we will aggregate the rider coverage for all contracts and will not waive more than $1,000 per Owner/Annuitant.
          An exception to this rule is for partially funded 1035 policies. We will only accept applications for rider coverage for SPPs of $1,000 or less.
..    Changes to the allocation of coverage between the Joint Annuitants will not be allowed after issue. If changes to the percentages are desired by the Annuitants, the riders can be dropped and re-added at attained age, subject to underwriting, on a policy anniversary date.
..    If Rider Coverage is denied the Applicant will be notified in writing and the premiums will be refunded.
..    The base  contract  will be  issued  upon  the  receipt  of  funds  even if underwriting has not been completed on the riders.
..    If coverage is denied and the policyholder does not want the base contract without rider coverage, they can free-look the base contract upon receipt of notice of the denied rider coverage.
..    If we do not receive payment of a rider premium within 30 days subsequent to the due date, we will notify the Owner that the premium is in default.
..    The Owner has 30 days after notification to pay the rider premium; if the rider premium is not paid by that time, the rider coverage lapses.
..    If there are multiple riders on a policy, the premiums for those riders will be paid in the following priority order: Life, then Disability, then Unemployment.
..    If funds available will not pay the entire premium for one of the policy types, we will split what is left proportionally according to the joint annuitant's rider percentages.
..    If GMIP is no longer in effect for whatever reason, riders cannot be added or reinstated. The prospectus describes three scenarios in which the GMIP will no longer be in effect. Riders cannot be pre-funded. Rider premium payments are a portion of the Monthly Purchase Payment (MPP), paid monthly via check or EFT. Rider premiums received more than 30 days in advance will be returned; Rider premiums not paid within 60 days of the Monthly Due Date will cause the rider coverage to lapse.
..    The riders can be dropped on a premium Monthly Due Date only.
..    Subject to underwriting requirements and re-insurer constraints, riders can be added to the policy post-issue only within 30 days of a policy anniversary.
..    Riders can only be reinstated if the Annuitant is 55 or younger at the time of reinstatement and are subject to proof of insurability.

                                 Return To Index

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Approved by P.Allen and M.Gerachis                                        3 of 7

                                                      GERA Express UW Procedures

III. General Express Underwriting Guidelines

Review Following Rules for Compliance. If any failure is detected the application will be forwarded to a Not In Good Order Specialist. Contact will be made with the writing agent to establish the next actions. Failures of the following Types will be treated as Not In Good Order and may be resolved by further clarification or a new application.

..    Rider Application must be reviewed for Signatures.
..    Rider Application must be the Original Document, may not be a Fax or a Copy
        (Wet signature is Required).
..    Rider Application must be appropriate to the State of Sale.
..    Rider must be available in the State of Sale as of the Date of Sale.
..    Percentage of Rider Coverage must be Completed
..    In the case of Joint Annuitants, coverage may be purchased for less than the full amount of the SPP for each individual.
..    Total Coverage for Joint Annuitants must equal 100%
..    We will require that SPPs covered by the rider be a level dollar amount, which restricts usage of the rider when the IIA is used.
..    The allocation of coverage between Annuitants must be the same for all riders chosen.
..    Application must have Age, Gender, Occupation and Salary of Each Annuitant
..    The percentage of coverage that can be made between annuitants cannot be more than plus or minus 10% of incomes.

          Rider Specific Rules
     .    Disability Rider is available for both Q and NQ Plan Types
     .    Unemployment and Joint Life Rider are Available on NQ Plan Types Only
     .    Joint Life Rider Can only be sold on a contract with a Joint Annuitant
     . Self-employed annuitants are not eligible for the Unemployment or Disability Riders.
     .    Sections 1 and 2 must be completed for Unemployment Rider.
     . Sections 1, 2, and 3 must be completed for Joint Life and Disability Riders.
     . The Disability and Unemployment rider can be purchased on one or both Joint Annuitant/Owners as long as both are working.
     . A paycheck stub, dated within one month of application date, must be attached with application.

                                 Return To Index

5/29/02 Version 2.1
Approved by P.Allen and M.Gerachis                                        4 of 7

                                                      GERA Express UW Procedures

IV.  Occupational/Vocational Guidelines

A.   Occupations excluded from coverage:
          Physicians
          Dentists
          Lawyers
          Stockbrokers
          Blue Collar (as defined by the Bureau of Labor Statistics), including but not limited to:
               Construction
               Agriculture
               Wholesale
               Factory
               Mining
               Demolition/Explosives
               Food Preparation and Serving Related Occupations.Occupation Titles include:
                    Chefs and Head Cooks
                    First-Line Supervisors/Managers of Food Preparation and
                       Serving Workers
                    Cooks, Fast Food Cooks, Institution and Cafeteria Cooks,
                       Short Order Cooks
                    Food Preparation Workers
                    Bartenders, Bartender Helpers
                    Combined Food Preparation and Serving Workers, Including
                       Fast Food
                    Counter Attendants, Cafeteria, Food Concession, and Coffee
                       Shop Waiters and Waitresses
                    Food Servers, Non-restaurant Dining Room and Cafeteria
                       Attendants Dishwashers
                    Hosts and Hostesses, Restaurant, Lounge, and Coffee Shop

          Military Aviator
          Test Pilot
          Hazardous Sports or Activities

B. Must Be Actively working - actively working at least 20 hours per week at their customary place of business, and performing their normal duties.
     Exception: a non-working spouse as joint annuitant is eligible for Life Rider only at a maximum of 10% of SPP.

C. Self-employed annuitants are not eligible for Unemployment or Disability riders.

D.   Recent Pay stub must be included with the application.

                                 Return To Index

5/29/02 Version 2.1
Approved by P.Allen and M.Gerachis                                        5 of 7

                                                      GERA Express UW Procedures

V.   Height / Weight Guidelines

Review Height and Weight of Each Applicant from Section 3 Question A. Compare to Matrix listed below:

     Height            Weight
FT' IN"   Inches   Female   Males
---------------------------------
 4'8"       56       197     190
---------------------------------
 4'9"       57       204     197
---------------------------------
 4'10"      58       211     204
---------------------------------
 4'11"      59       219     211
---------------------------------
 5'0"       60       226     218
---------------------------------
 5'1"       61       234     226
---------------------------------
 5'2"       62       241     233
---------------------------------
 5'3"       63       249     241
---------------------------------
 5'4"       64       257     249
---------------------------------
 5'5"       65       266     256
---------------------------------
 5'6"       66       274     264
---------------------------------
 5'7"       67       282     273
---------------------------------
 5'8"       68       291     281
---------------------------------
 5'9"       69       299     289
---------------------------------
 5'10"      70       308     298
---------------------------------
 5'11"      71       317     306
---------------------------------
 6'0"       72       326     315
---------------------------------
 6'1"       73       335     324
---------------------------------
 6'2"       74       344     333
---------------------------------
 6'3"       75       354     342
---------------------------------
 6'4"       76       363     351
---------------------------------
 6'5"       77       373     360
---------------------------------
 6'6"       78       383     370
---------------------------------
 6'7"       79       393     379
---------------------------------
 6'8"       80       403     389
---------------------------------
 6'9"       81       413     399
---------------------------------
 6'10"      82       423     409
---------------------------------
 6'11"      83       434     419
---------------------------------

The weight represents the highest tolerance for the Gender and Height Defined. Any occurrence outside of these limits will result in escalation for Full Underwriting.

VI.  Informational Questions Section 3 Questions B through F

Review Questions from Application. Applies to Joint Life and Disability riders only. All must be answered No. Any Response of "Yes" must be escalated for Full Underwriting.

-------------------------------------------------------------------------------------------------
                                                                                  Primary   Joint
-------------------------------------------------------------------------------------------------
Answers to following Questions must be No
-------------------------------------------------------------------------------------------------
B. Drivers License Revoked in the past 3 years?                                     No        No
-------------------------------------------------------------------------------------------------
C. Travel for more than 4 consecutive weeks outside the US in the next 2 years?     No        No
-------------------------------------------------------------------------------------------------
D. Hospitalized, treated, or diagnosed with ......... in the past 10 Years?         No        No
-------------------------------------------------------------------------------------------------
E. Life, Disability, or Health coverage declined?                                   No        No
-------------------------------------------------------------------------------------------------
F. Diagnosed with AIDS in past 10 Years                                             No        No
-------------------------------------------------------------------------------------------------

                                Return To Index

5/29/02 Version 2.1
Approved by P.Allen and M.Gerachis                                        6 of 7

                                                      GERA Express UW Procedures

VII. MIB Guidelines

A. Review the Rider Application page 2 for the Signatures. We are only authorized to pull MIB Information for those parties that have signed the Rider Application.

B.   We must pull an MIB on each applicant.

C. If an applicant has not signed the application, we must obtain that actual signature from the agent prior to completion of the underwriting.

D. Review returned values for an exact match (Name / DOB / Occupation). If an exact match is detected, then the application will be escalated for Full Underwriting.

E.   If no Match is returned then continue Express Underwriting Procedures.

VIII. Resolution Determination

There are three determinations in the Express Underwriting Process.

..    The Riders can be approved, if the application meets all documented guidelines.
..    The Application can be Not In Good Order and a phone call will be required to clarify or collect further requirements from the Agent.
..    The Rider Application can be forwarded to the Variable Underwriting Group for a Full Underwriting work-up.

If the Rider is Approved the Contract will be delivered with all appropriate Rider Contract Forms. If the Rider is denied the contract will be delivered with the Notice of Adverse Underwriting Action.

                                 Return To Index

5/29/02 Version 2.1
Approved by P.Allen and M.Gerachis                                        7 of 7

                                   Exhibit II

                  CEDING COMPANY's Claims Adjudication Policy

--------------------------------------------------------------------------------
GE Life and Annuity Assurance Co., Agreement No. NY154
Effective February 15, 2002

[LOGO]

     A.   Unemployment Rider Claims:

To validate a claim, we will require either a copy of the latest unemployment check, or a certifying document from the state affirming continuing unemployment. Once the benefit period has expired (generally twenty-six (26) weeks, although could be longer if benefits have been extended by the state or federal government), we will require an affidavit executed upon penalty of perjury for the remaining contractual benefit period (latest rider version is twelve (12) months). The affadavit will require the claimant to affirm continuing unemployment on state definition of unemployment.

To validate a claim originated in the state of Utah, we will require a claimant who is part of the state program to provide standard evidence as above. For a claimant who is part of other recognized programs. we require an affidavit of unemployment, affirming unemployment based on state definition of unemployment. GE will follow-up on the claim to ensure information provided is accurate and meets the state definition of unemployment.

     B.   Disability Rider Claims:

Claims will be adjudicated in the same manner that Disability Waiver of Premium on our Life policies are adjudicated. Initially, we will obtain medical records and certification of disability from the treating physician. Depending on the specifics of each case, we will obtain ongoing medical certification of Disability at different intervals (probably not more frequently than six (6) months).

In cases of continuing disability of two years or more, we will obtain additional medical records and the physician's certification that the claimant is or is not disabled from "any occupation" for remuneration or profit.

     C.   Joint Annuitant Rider Claims

To validate a claim, we will require copies of death certificates or other valid proof of death.

                                                                       Illegible

[LOGO]

     D.   All Riders

Any Rider claim received that indicates that death or disability occurred less than two years after the Rider's issuance or reinstatement will be reviewed to determine the adequacy of the responses to the questions posed to the contract owner at the time of application. Once our analyst obtains information we deem sufficient for adjudicating the benefit claim, we will forward you the records and information we obtain, along with our recommendation for approval or denial for your review and comment. If you agree with our evaluation, we will proceed with notification to the claimant. In cases where we cannot agree, we will refer to our legal department for guidelines. The exact procedures for transporting the files will be determined as in most expedient for both parties.

                                                                       Illegible

                                   Exhibit III

                            Reinsurance Premium Rates

For the Disability Rider

GE Disability Rider Monthly Premium Per Hundred Reinsured Premium Rate Schedule, as attached.

For the Unemployment Rider

$1.60 Monthly Premium Per Hundred Reinsured

For the Life Rider

GE Life Rider Monthly Premium Per Hundred Reinsured Premium Rate Schedule, as attached.

--------------------------------------------------------------------------------
GE Life and Annuity Assurance Co., Agreement No. NY154
Effective February 15, 2002

                             Disability Rider Rates

----------------------------------------------------------------------------------------------------------
GE Disability Rider Monthly Premium Per Hundred Reinsured
----------------------------------------------------------------------------------------------------------
Male      10 Yrs    11 Yrs    12 Yrs    13 Yrs    14 Yrs    15 Yrs    16 Yrs    17 Yrs    18 Yrs    19 Yrs
 25        0.76      0.??      0.78      0.79      0.80      0.?1      0.82      0.83      0.83      0.84
 26        0.81      0.82      0.83      0.85      0.86      0.87      0.88      0.?9      0.90      0.91
 27        0.86      0.92      0.89      0.90      0.91      0.93      0.94      0.95      0.96      0.97
 28        0.91      0.9?      0.94      0.96      0.97      0.99      1.00      1.01      1.02      1.03
 29        0.96      1.2?      0.98      1.01      1.03      1.05      1.0?      1.07      1.08      1.09
 30        1.01      ?.??      1.05      1.07      1.08      1.10      1.12      1.13      1.14      1.16
 31        1.11      ?.??      1.15      1.17      1.19      1.21      1.23      1.24      1.26      1.27
 32        1.20      ?.??      1.25      1.27      1.30      1.32      1.34      1.35      1.37      1.39
 33        1.30      ?.33      1.35      1.38      1.41      1.43      1.45      1.47      1.49      1.50
 34        1.40      ?.43      1.46      1.48      1.51      1.54      1.58      1.58      1.60      1.62
 35        1.50      ?.53      1.56      1.59      1.62      1.65      1.67      1.69      1.71      1.73
 36        1.??      ?.59      1.73      1.76      1.80      1.83      1.85      1.88      1.90      1.93
 37        1.82      ?.??      1.92      1.95      1.99      ?.??      ?.??      ?.??      ?.??      ?.??
 38        1.9?      2.??      2.12      2.16      2.20      ?.??      ?.??      2.31      2.33      2.36
 39        2.15      ?.??      2.33      2.38      2.43      2.4?      2.51      2.54      2.57      2.60
 40        2.31      ?.??      2.40      2.45      2.50      2.55      2.5?      2.62      2.85      2.69
 41        2.56      ?.??      2.67      2.72      2.78      2.83      2.67      2.91      2.94      2.94
 42        2.?1      ?.??      2.93      2.99      3.05      3.12      3.15      3.19      3.23      3.27
 43        3.06      ?.??      3.20      3.26      3.33      3.40      3.44      3.48      3.52      3.5?
 44        3.31      ?.39      3.46      3.53      3.61      3.68      3.72      3.77      3.81      3.85
 45        3.56      ?.54      3.72      3.83      3.?8      3.96      4.01      4.05      4.10      4.15
 46        3.98      ?.??      4.14      4.23      4.31      4.39      4.43      4.48      4.53      4.57
 47        4.40      4.48      4.57      4.65      4.73      4.?1      4.56      4.91      4.95       N/A
 48        4.82      4.90      4.99      5.07      5.18      5.24      5.29      5.33       N/A       N/A
 49        5.24      5.32      5.41      5.50      5.58      5.67      5.71       N/A       N/A       N/A
 50        5.66      5.??      5.83      5.92      6.01      6.09       N/A       N/A       N/A       N/A
 51        6.15      ?.??      6.32      6.41      6.90       N/A       N/A       N/A       N/A       N/A
 52        6.?4      ?.??      6.81      6.90       N/A       N/A       N/A       N/A       N/A       N/A
 53        7.13      ?.??      7.30       N/A       N/A       N/A       N/A       N/A       N/A       N/A
 54        7.?2      ?.??       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
 55        8.11       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A

Male      20 Yrs    21 Yrs    22 Yrs    23 Yrs    24 Yrs    25 Yrs    26 Yrs    27 Yrs    28 Yrs    29 Yrs
 25        0.85      0.86      0.86      0.87      0.87      0.88      0.88      0.88      0.89      0.89
 26        0.91      0.92      0.93      0.93      0.94      0.94      0.95      0.95      0.96      0.9?
 27        0.98      0.99      0.99      1.00      1.01      1.01      1.02      1.02      1.02      1.03
 28        1.04      1.05      1.08      1.0?      1.07      1.08      1.08      1.09      1.09      1.10
 29        1.11      1.11      1.12      1.13      1.14      1.15      1.15      1.16      1.16      1.17
 30        1.17      1.18      1.19      1.20      1.20      1.21      1.22      1.22      1.23      1.24
 31        1.29      1.30      1.31      1.32      1.33      1.34      1.34      1.35      1.35      1.36
 32        1.40      1.42      1.43      1.44      1.45      1.46      1.47      1.47      1.48      1.49
 33        1.52      1.53      1.55      1.56      1.57      1.58      1.59      1.80      1.60      1.61
 34        1.64      1.65      1.67      1.68      1.69      1.70      1.71      1.72      1.73      1.74
 35        1.76      1.77      1.78      1.80      1.81      1.83      1.84      1.84      1.85      1.86
 36        1.95      1.97      1.98      2.00      2.01      2.03      2.04      2.04      2.05      2.06
 37        2.16      2.16      2.20      2.21      2.23      2.23      2.23      2.24      2.25       N/A
 38        2.39      2.41      2.43      2.44      2.42      2.43      2.43      2.44       N/A       N/A
 39        2.64      2.65      2.67      2.61      2.61      2.63      2.83       N/A       N/A       N/A
 40        2.72      2.70      2.76      2.78      2.81      2.83       N/A       N/A       N/A       N/A
 41        3.02      3.04      3.06      3.08      3.10       N/A       N/A       N/A       N/A       N/A
 42        3.31      3.33      3.35      3.37       N/A       N/A       N/A       N/A       N/A       N/A
 43        3.60      3.63      3.65       N/A       N/A       N/A       N/A       N/A       N/A       N/A
 44        3.90      3.92       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
 45        4.19       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
 46         N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
 47         N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
 48         N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
 49         N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
 50         N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
 51         N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
 52         N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
 53         N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
 54         N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
 55         N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A

Male      30 Yrs    31 Yrs    32 Yrs    33 Yrs    34 Yrs    35 Yrs    36 Yrs    37 Yrs    38 Yrs    39 Yrs     To 65
 25        0.89      0.90      0.90      0.90      0.90      0.90      0.91      0.91      0.91      0.91      0.91
 25        0.96      0.97      0.97      0.97      0.97      0.97      0.98      0.98      0.98      0.98      0.98
 27        1.03      1.04      1.04      1.04      1.04      1.05      1.05      1.05      1.05       N/A      1.05
 28        1.10      1.11      1.11      1.11      1.11      1.12      1.12      1.12       N/A       N/A      1.12
 29        1.17      1.17      1.15      1.18      1.18      1.19      1.19       N/A       N/A       N/A      1.19
 30        1.24      1.24      1.25      1.25      1.25      1.28       N/A       N/A       N/A       N/A      1.25
 31        1.37      1.37      1.37      1.38      1.38       N/A       N/A       N/A       N/A       N/A      1.38
 32        1.49      1.50      1.50      1.50       N/A       N/A       N/A       N/A       N/A       N/A      1.50
 33        1.62      1.62      1.62       N/A       N/A       N/A       N/A       N/A       N/A       N/A      1.62
 34        1.74      1.75       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      1.75
 35        1.87       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      1.87
 36         N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      2.06
 37         N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      2.25
 38         N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      2.44
 39         N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      2.63
 40         N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      2.83
 41         N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      3.10
 42         N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      3.37
 43         N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      3.65
 44         N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      3.92
 45         N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      4.19
 46         N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      4.5?
 47         N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      4.95
 48         N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      5.33
 49         N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      5.71
 50         N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      6.09
 51         N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      6.50
 52         N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      6.90
 53         N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      7.30
 54         N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      7.70
 55         N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      8.11

Female    10 Yrs    11 Yrs    12 Yrs    13 Yrs    14 Yrs    15 Yrs    16 Yrs    17 Yrs    18 Yrs    19 Yrs
  25       1.40     1.42       1.44      1.46      1.49      1.51      1.52      1.53      1.55      1.56
  26       1.52     1.54       1.56      1.59      1.61      1.63      1.65      1.66      1.67      1.69
  27       1.64     1.66       1.69      1.71      1.73      1.76      1.77      1.79      1.80      1.82
  28       1.76     1.78       1.81      1.83      1.86      1.88      1.90      1.9?      1.93      1.94
  29       1.88     1.90       1.93      1.95      1.98      2.01      2.02      2.04      2.06      2.07
  30       1.99     2.?2       2.05      2.08      2.11      2.13      2.15      2.17      2.18      2.20
  31       2.15     2.18       2.21      2.24      2.27      2.30      2.31      2.33      2.35      2.37
  32       2.30     2.33       2.36      2.40      2.43      2.4?      2.48      2.49      2.51      2.53
  33       2.46     2.49       2.52      2.55      2.59      2.62      2.64      2.66      2.68      2.70
  34       2.61     2.55       2.68      2.71      2.75      2.78      2.80      2.82      2.84      2.86
  35       2.77     2.?0       2.84      2.87      2.91      2.94      2.97      2.99      3.01      3.03
  36       2.96     3.00       3.04      3.08      3.11      3.15      3.17      3.20      3.22      3.24
  37       3.16     3.20       3.24      3.28      3.32      3.38      3.38      3.40      3.43      3.45
  38       3.35     3.40       3.44      3.48      3.52      3.57      3.59      3.61      3.64      3.66
  39       3.55     3.59       3.64      3.68      3.73      3.77      3.80      3.82      3.84      3.87
  40       3.74     3.?9       3.84      3.89      3.93      3.98      4.00      4.03      4.05      4.08
  41       4.00     4.05       4.09      4.14      4.19      4.24      4.26      4.28      4.31      4.33
  42       4.26     4.30       4.35      4.40      4.45      4.49      4.52      4.54      4.56      4.58
  43       4.51     4.56       4.61      4.65      4.70      4.75      4.77      4.79      4.82      4.84
  44       4.77     4.81       4.86      4.91      4.96      5.01      5.03      5.05      5.07      5.09
  45       5.02     5.07       5.12      5.17      5.22      5.26      5.28      5.30      5.32      5.34
  46       5.32     5.36       5.41      5.45      5.49      5.54      5.56      5.58      5.60      5.62
  47       5.62     5.55       5.69      5.73      5.77      5.81      5.83      5.85      5.87       N/A
  48       5.91     ?.??       5.98      6.01      6.05      6.08      6.10      6.12       N/A       N/A
  49       6.21     ?.??       6.27      6.30      6.33      6.36      6.38       N/A       N/A       N/A
  50       6.51     ?.53       6.55      6.58      6.60      6.63       N/A       N/A       N/A       N/A
  51       6.68     ?.??       6.73      6.76      6.78       N/A       N/A       N/A       N/A       N/A
  52       6.86     ?.?9       6.91      6.94       N/A       N/A       N/A       N/A       N/A       N/A
  53       7.04     ?.07       7.09       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  54       7.22     ?.25        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  55       7.40      N/A        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A

Female    20 Yrs    21 Yrs    22 Yrs    23 Yrs    24 Yrs    25 Yrs    26 Yrs    27 Yrs    28 Yrs    29 Yrs
  25       1.57      1.58      1.59      1.60      1.60      1.61      1.61      1.62      1.62      1.63
  26       1.70      1.71      1.72      1.73      1.73      1.74      1.75      1.75      1.75      1.76
  27       1.83      1.84      1.85      1.8?      1.86      1.87      1.88      1.88      1.88      1.89
  28       1.96      1.97      1.98      1.99      1.99      2.00      2.01      2.01      2.02      2.02
  29       2.09      2.10      2.11      2.12      2.12      2.13      2.14      2.14      2.15      2.15
  30       2.22      2.23      2.24      2.25      2.25      2.26      2.27      2.27      2.28      2.28
  31       2.38      2.39      2.40      2.41      2.42      2.43      2.44      2.74      2.45      2.45
  32       2.55      2.56      2.57      2.58      2.59      2.60      2.61      2.61      2.62      2.62
  33       2.72      2.73      2.74      2.75      2.76      2.77      2.78      2.78      2.78      2.79
  34       2.89      2.90      2.91      2.92      2.93      2.94      2.94      2.95      2.95      2.96
  35       3.06      3.06      3.07      3.09      3.10      3.11      3.11      2.12      3.12      3.13
  36       3.26      3.27      3.28      3.30      3.31      3.32      3.22      3.33      3.33      3.34
  37       3.47      3.48      3.49      3.50      3.52      3.53      3.53      3.54      3.54       N/A
  38       3.68      3.69      3.70      3.71      3.73      3.74      3.74      3.75       N/A       N/A
  39       3.89      3.90      3.91      3.92      3.93      3.95      3.95       N/A       N/A       N/A
  40       4.10      4.11      4.12      4.13      4.14      4.16       N/A       N/A       N/A       N/A
  41       4.35      4.36      4.38      4.39      4.40       N/A       N/A       N/A       N/A       N/A
  42       4.61      4.62      4.63      4.64       N/A       N/A       N/A       N/A       N/A       N/A
  43       4.86      4.87      4.88       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  44       5.11      5.12       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  45       5.36       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  46        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  47        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  48        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  49        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  50        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  51        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  52        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  53        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  54        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  55        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A

Female    30 Yrs    31 Yrs    32 Yrs    33 Yrs    34 Yrs    35 Yrs    36 Yrs    37 Yrs    38 Yrs    39 Yrs    To 65
  25       1.63      1.63      1.63      1.64      1.64      1.64      1.64      1.64      1.64      1.64      1.64
  26       1.76      1.78      1.77      1.77      1.77      1.77      1.77      1.77      1.77      1.77      1.77
  27       1.89      1.89      1.90      1.90      1.90      1.90      1.90      1.90      1.99       N/A      1.91
  28       2.02      2.03      2.03      2.03      2.03      2.03      2.04      2.04       N/A       N/A      2.04
  29       2.16      2.16      2.16      2.16      2.16      2.17      2.17       N/A       N/A       N/A      2.17
  30       2.29      2.29      2.09      2.29      2.30      2.30       N/A       N/A       N/A       N/A      2.30
  31       2.46      2.46      2.46      2.46      2.46       N/A       N/A       N/A       N/A       N/A      2.46
  32       2.63      2.63      2.63      2.63       N/A       N/A       N/A       N/A       N/A       N/A      2.63
  33       2.79      2.80      2.80       N/A       N/A       N/A       N/A       N/A       N/A       N/A      2.80
  34       2.96      2.97       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      2.97
  35       3.13       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      3.13
  36        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      3.34
  37        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      3.54
  38        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      3.75
  39        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      3.95
  40        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      4.16
  41        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      4.40
  42        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      4.64
  43        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      4.88
  44        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      5.12
  45        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      5.36
  46        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      5.62
  47        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      5.87
  48        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      6.12
  49        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      6.38
  50        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      6.63
  51        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      6.78
  52        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      6.94
  53        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      7.09
  54        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      7.25
  55        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      7.40
-------------------------------------------------------------------------------------------------------------------

                                Life Rider Rates

----------------------------------------------------------------------------------------------------------
GE Life Rider Monthly Premium Per Hundred Reinsured
----------------------------------------------------------------------------------------------------------
 Male     10 Yrs    11 Yrs    12 Yrs    13 Yrs    14 Yrs    15 Yrs    16 Yrs    17 Yrs    18 Yrs    19 Yrs
  25       1.45      1.53      1.60      1.67      1.74      1.82      1.82      1.83      1.83      1.84
  26       1.41      1.48      1.56      1.63      1.71      1.78      1.79      1.80      1.?1      1.82
  27       1.36      1.44      1.52      1.59      1.67      1.75      1.77      1.78      1.79      1.81
  28       1.31      1.39      1.47      1.5?      1.64      1.72      1.74      1.76      1.77      1.79
  29       1.26      1.35      1.43      1.52      1.50      1.69      1.71      1.73      1.76      1.78
  30       1.22      1.30      1.39      1.48      1.57      1.?6      1.68      1.71      1.74      1.76
  31       1.2?      1.38      1.47      1.57      1.66      1.76      1.80      1.83      1.?7      1.90
  32       1.35      1.45      1.56      1.??      1.7?      1.?6      1.91      1.95      2.00      2.04
  33       1.42      1.53      1.64      1.75      1.86      1.?7      2.02      2.08      2.13      2.19
  34       1.49      1.50      1.72      1.84      1.95      ?.??      2.13      2.20      2.26      2.33
  35       1.55      1.58      1.80      1.92      2.05      2.??      2.24      2.32      2.??      2.47
  36       1.62      ?.??      1.90      2.??      2.?8      2.31      2.43      2.54      2.65      2.76
  37       ?.??      ?.??      2.??      2.19      2.35      2.51      2.68      2.81      2.96      3.11
  38       ?.??      ?.??      2.20      2.38      2.56      2.75      2.94      3.12      3.31      3.49
  39       ?.??      ?.??      2.38      2.59      2.81      3.32      3.24      3.47      3.69      3.91
  40       1.90      ?.??      2.29      2.49      2.69      2.?9      3.15      3.42      3.68      3.94
  41       2.08      2.33      2.57      2.81      3.05      3.30      3.59      3.89      4.19      4.49
  42       2.27      2.?5      2.84      3.13      3.42      3.71      4.04      4.?7      4.71      5.04
  43       2.45      ?.??      3.12      3.45      3.78      4.11      4.48      4.85      5.2?      5.59
  44       2.63      3.??      3.39      3.77      4.15      4.52      4.93      5.33      5.73      8.13
  45       2.82      3.24      3.66      4.09      4.51      4.?3      5.37      5.81      6.24      6.68
  46       3.26      ?.??      4.22      4.70      5.18      5.?6      6.10      6.53      6.97      7.41
  47       3.70      4.23      4.77      5.31      5.85      6.39      6.82      7.26      7.70       N/A
  48       4.14      4.??      5.33      5.92      6.52      7.11      7.55      7.99       N/A       N/A
  49       4.57      5.23      5.88      6.53      7.19      7.?4      8.28       N/A       N/A       N/A
  50       5.01      5.??      6.44      7.15      7.86      8.57       N/A       N/A       N/A       N/A
  51       5.67      5.??      7.09      7.80      8.51       N/A       N/A       N/A       N/A       N/A
  52       ?.33      ?.??      7.75      8.46       N/A       N/A       N/A       N/A       N/A       N/A
  53       ?.99      ?.??      8.41       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  54       7.65      ?.??       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  55       8.30       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A

 Male     20 Yrs    21 Yrs    22 Yrs    23 Yrs    24 Yrs    25 Yrs    26 Yrs    27 Yrs    28 Yrs    29 Yrs
  25       1.?4      1.91      1.97      2.04      2.10      2.17      2.22      2.27      2.32      2.37
  26       1.83      1.90      1.97      2.05      2.12      2.19      2.25      2.30      2.3?      2.42
  27       1.82      1.90      1.98      2.05      2.13      2.21      2.27      2.34      2.40      2.46
  28       1.81      1.89      1.98      2.06      2.15      2.23      2.30      2.37      2.44      2.51
  29       1.80      1.89      1.98      2.07      2.16      2.25      2.33      2.41      2.48      2.56
  30       1.79      1.89      1.98      2.08      2.17      2.27      2.35      2.44      2.52      2.?1
  31       1.94      2.05      2.16      2.27      2.38      2.49      2.58      2.68      2.78      2.88
  32       2.?9      2.21      2.33      2.46      2.58      2.70      2.81      2.93      3.04      3.15
  33       2.??      2.38      2.51      2.65      2.76      2.92      3.04      3.17      3.29      3.42
  34       2.39      2.54      2.69      2.84      2.98      3.13      3.27      3.41      3.55      3.69
  35       2.54      ?.??      ?.??      3.02      3.?9      3.35      3.50      3.?5      3.81      3.96
  36       2.88      ?.??      ?.??      3.24      3.60      3.78      3.94      4.09      4.24      4.40
  37       3.28      3.??      3.65      3.?5      4.05      4.22      4.37      4.52      4.68       N/A
  38       3.68      3.89      4.10      4.31      4.45      4.65      4.80      4.96       N/A       N/A
  39       4.14      4.36      4.58      4.65      4.85      5.09      5.24       N/A       N/A       N/A
  40       4.21      4.47      4.73      5.00      5.26      5.52       N/A       N/A       N/A       N/A
  41       4.79      5.05      5.32      5.58      5.84       N/A       N/A       N/A       N/A       N/A
  42       5.37      5.64      5.90      6.16       N/A       N/A       N/A       N/A       N/A       N/A
  43       5.95      6.22      6.48       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  44       6.54      6.80       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  45       7.12       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  46        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  47        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  48        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  49        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  50        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  51        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  52        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  53        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  54        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  55        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A

 Male     30 Yrs    31 Yrs    32 Yrs    33 Yrs    34 Yrs    35 Yrs    36 Yrs    37 Yrs    38 Yrs    39 Yrs    To 65
  25       2.42      2.46      2.50      2.54      2.58      2.62      2.65      2.67      2.70      2.73      2.75
  26       2.47      2.52      2.58      2.6?      2.65      2.70      2.73      2.75      2.78      2.?1      2.81
  27       2.53      2.5?      2.63      2.68      2.73      2.78      2.?0      2.?3      2.86       N/A      2.86
  28       2.58      2.?4      2.69      2.75      2.80      2.85      2.8?      2.91       N/A       N/A      2.91
  29       2.64      2.70      2.76      2.81      2.87      2.93      2.96       N/A       N/A       N/A      2.??
  30       2.69      2.76      2.82      2.88      2.95      3.01       N/A       N/A       N/A       N/A      3.01
  31       2.98      3.04      3.10      3.17      3.23       N/A       N/A       N/A       N/A       N/A      3.23
  32       3.25      3.33      3.39      3.45       N/A       N/A       N/A       N/A       N/A       N/A      3.45
  33       3.55      3.61      3.68       N/A       N/A       N/A       N/A       N/A       N/A       N/A      3.68
  34       3.83      3.90       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      3.90
  35       4.12       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      4.12
  36        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      4.40
  37        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      4.58
  38        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      4.96
  39        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      5.?4
  40        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      5.52
  41        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      5.84
  42        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      6.16
  43        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      6.48
  44        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      6.?0
  45        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      7.12
  46        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      7.41
  47        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      7.70
  48        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      7.99
  49        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      8.28
  50        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      8.57
  51        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      8.51
  52        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      8.46
  53        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      8.41
  54        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      8.3?
  55        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      8.30

Female    10 Yrs    11 Yrs    12 Yrs    13 Yrs    14 Yrs    15 Yrs    16 Yrs    17 Yrs    18 Yrs    19 Yrs
  25       1.10      1.15      1.20      1.25      1.30      1.35      1.36      1.36      1.36      1.37
  26       1.07      1.13      1.18      1.23      1.29      1.34      1.34      1.35      1.38      1.3?
  27       1.05      1.11      1.16      1.22      1.27      1.33      1.33      1.34      1.35      1.36
  28       1.03      1.?8      1.14      1.20      1.26      1.31      1.32      1.33      1.34      1.35
  29       1.00      1.?8      1.12      1.18      1.24      1.30      1.31      1.32      1.34      1.35
  30       0.98      1.?4      1.10      1.16      1.23      1.29      1.30      1.32      1.33      1.34
  31       1.00      1.07      1.13      1.20      1.26      1.33      1.35      1.36      1.38      1.40
  32       1.02      1.?9      1.16      1.23      1.30      1.37      1.39      1.41      1.44      1.46
  33       1.05      1.12      1.19      1.27      1.34      1.42      1.44      1.48      1.49      1.51
  34       1.07      1.15      1.22      1.30      1.38      1.46      1.49      1.51      1.54      1.57
  35       1.09      1.17      1.25      1.34      1.42      1.50      1.53      1.56      1.60      1.63
  36       1.13      1.21      1.30      1.39      1.48      1.57      1.62      1.68      1.73      1.78
  37       1.16      1.2?      1.35      1.45      1.54      1.63      1.71      1.79      1.88      1.94
  38       1.20      1.30      1.40      1.50      1.60      1.70      1.80      1.90      2.00      2.10
  39       1.24      1.34      1.45      1.55      1.66      1.77      1.89      2.01      2.13      2.25
  40       1.27      1.38      1.50      1.61      1.72      1.83      1.9?      2.12      2.28      2.41
  41       1.36      1.50      1.64      1.77      1.91      2.??      2.22      2.38      2.55      2.71
  42       1.44      1.51      1.77      1.94      2.10      2.27      2.45      2.64      2.83      3.01
  43       1.53      1.?2      1.91      2.10      2.29      2.49      2.?9      2.90      3.11      3.31
  44       1.62      ?.??      2.50      2.27      2.49      2.70      2.93      3.16      3.39      3.61
  45       1.70      ?.??      2.19      2.43      2.68      2.??      3.17      3.42      3.67      3.91
  46       1.93      2.20      2.47      2.74      3.01      3.28      3.53      3.78      4.03      4.28
  47       2.15      2.45      2.75      3.05      3.35      3.?5      3.90      4.14      4.39       N/A
  48       2.38      ?.??      3.03      3.36      3.68      4.01      4.26      4.??       N/A       N/A
  49       2.60      ?.??      3.31      3.67      4.02      4.37      4.62       N/A       N/A       N/A
  50       2.83      3.2?      3.59      3.97      4.36      4.74       N/A       N/A       N/A       N/A
  51       3.12      3.50      3.88      4.27      4.65       N/A       N/A       N/A       N/A       N/A
  52       3.41      3.?0      4.18      4.56       N/A       N/A       N/A       N/A       N/A       N/A
  53       3.71      4.39      4.47       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  54       4.00      4.38       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  55       4.29       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A

Female    20 Yrs    21 Yrs    22 Yrs    23 Yrs    24 Yrs    25 Yrs    26 Yrs    27 Yrs    28 Yrs    29 Yrs
  25       1.37      1.42      1.47      1.52      1.56      1.61      1.65      1.68      1.72      1.75
  26       1.37      1.42      1.47      1.52      1.58      1.63      1.67      1.71      1.75      1.79
  27       1.37      1.42      1.48      1.53      1.59      1.65      1.69      1.73      1.78      1.82
  28       1.36      1.42      1.48      1.54      1.60      1.66      1.71      1.76      1.81      1.86
  29       1.36      1.42      1.49      1.55      1.61      1.68      1.73      1.78      1.84      1.89
  30       1.36      1.42      1.49      1.56      1.63      1.69      1.75      1.81      1.87      1.92
  31       1.42      1.49      1.57      1.64      1.71      1.79      1.85      1.92      1.99      2.05
  32       1.48      1.56      1.64      1.72      1.80      1.88      1.96      2.03      2.10      2.18
  33       1.54      1.63      1.71      1.80      1.89      1.98      2.06      2.14      2.22      2.30
  34       1.60      1.69      1.79      1.88      1.98      2.07      2.16      2.25      2.34      2.43
  35       1.6?      1.76      1.??      1.96      2.07      2.17      2.26      2.36      2.46      2.56
  36       1.84      1.95      2.06      2.17      2.29      2.40      2.50      2.59      2.69      2.79
  37       2.02      2.14      2.26      2.38      2.51      2.63      2.73      2.82      2.92       N/A
  38       2.20      2.33      2.46      2.59      2.73      2.86      2.96      3.06       N/A       N/A
  39       2.37      2.52      2.6?      2.81      2.95      3.09      3.19       N/A       N/A       N/A
  40       2.55      2.71      2.8?      3.02      3.17      3.32       N/A       N/A       N/A       N/A
  41       2.88      3.03      3.19      3.34      3.49       N/A       N/A       N/A       N/A       N/A
  42       3.20      3.35      3.51      3.66       N/A       N/A       N/A       N/A       N/A       N/A
  43       3.52      3.67      3.83       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  44       3.84      4.00       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  45       4.16       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  46        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  47        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  48        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  49        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  50        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  51        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  52        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  53        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  54        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
  55        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A

Female    30 Yrs    31 Yrs    32 Yrs    33 Yrs    34 Yrs    35 Yrs    36 Yrs    37 Yrs    38 Yrs    39 Yrs    To 65
  25       1.79      1.81      1.84      1.87      1.99      1.92      1.94      1.96      1.97      1.99      2.01
  26       1.83      1.85      1.8?      1.91      1.94      1.97      1.99      2.00      2.02      2.04      2.04
  27       1.86      1.90      1.93      1.96      1.99      2.02      2.03      2.05      2.07       N/A      2.07
  28       1.90      1.94      1.97      2.00      2.03      2.06      2.08      2.10       N/A       N/A      2.10
  29       1.94      1.98      2.01      2.04      2.08      2.11      2.13       N/A       N/A       N/A      2.13
  30       1.98      2.02      2.05      2.09      2.12      2.1?       N/A       N/A       N/A       N/A      2.16
  31       2.12      2.15      2.19      2.22      2.26       N/A       N/A       N/A       N/A       N/A      2.26
  32       2.25      2.29      2.32      2.36       N/A       N/A       N/A       N/A       N/A       N/A      2.36
  33       2.39      2.42      2.46       N/A       N/A       N/A       N/A       N/A       N/A       N/A      2.46
  34       2.52      2.56       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      2.56
  35       2.65       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      2.65
  36        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      2.79
  37        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      2.92
  38        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      3.06
  39        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      3.19
  40        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      3.32
  41        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      3.49
  42        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      3.6?
  43        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      3.8?
  44        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      4.00
  45        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      4.16
  46        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      4.28
  47        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      4.39
  48        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      4.51
  49        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      4.62
  50        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      4.74
  51        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      4.65
  52        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      4.56
  53        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      4.47
  54        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      4.38
  55        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A      4.29
-------------------------------------------------------------------------------------------------------------------

                                   Exhibit IV

                  Confidentiality and Non-Disclosure Agreement

--------------------------------------------------------------------------------
GE Life and Annuity Assurance Co., Agreement No. NY154
Effective February 15, 2002

                          [LOGO] AXA Re Life Insurance

                  CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT

This Confidentiality and Non-Disclosure Agreement ("Agreement") made as of 22 October, 1998 by and between AXA Re Life Insurance Company ("AXA Re") a life Insurance company organized and existing under the laws of the State of Delaware, and Life Insurance Company of Virginia ("Company"), a corporation organized and existing under the laws of the state of Virginia.

WHEREAS, the parties hereto intend to disclose, both orally and in writing, certain confidential and proprietary Information ("Confidential lnformation") to each other, and to the designated Affiliates and representatives of each other, In furtherance of evaluating the possibility of entering into a reinsurance program between AXA Re and the Company covering various guaranteed benefits within new and/or inforce variable annuity and/or variable life contracts that incorporate Company Confidential Information; and

WHEREAS, the parties wish to protect certain Confidential Information which may be disclosed between them, particularly regarding AXA Re's program for reinsuring variable annuity contracts.

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto acknowledge and agree that the Confidential Information disclosed hereunder is confidential, proprietary and trade secret to the disclosing party and is disclosed to the receiving party on a confidential basis under this Agreement, to be used only as expressly permitted by the terms and conditions of this Agreement. Title to the Confidential Information will remain at all times in the disclosing party and no transfer of any interest is either expressly granted or implied.

CONFIDENTIAL INFORMATION

As used in this Agreement, the term "Confidential Information" includes but is not limited to the following items, whether existing now or created in the future; (a) all knowledge or information concerning the business, operations and assets of the parties hereto and their respective Subsidiaries and Affiliates which is not readily available to the public, such as: Internal operating procedures; investment strategies; sales data and customer lists; financial plans, projections and reports; and Insurance and Investment company programs, plans and products; (b) all property owned, licensed and/or developed by or for the parties, their Subsidiaries or Affiliates or their respective clients and not readily available to the public, such as computer systems, programs, software and devices, plus information about the design, methodology and documentation therefore(c) information, materials, products or any other tangible or intangible assets in the possession or the control of the parties or their Subsidiaries or Affiliates which is proprietary to, or confidential to or about, any other person or entity; (d) proprietary or confidential information obtained from persons or entities conducting business with the parties or their Subsidiaries or Affiliates in any capacity; and (e) records and repositories of all of the foregoing, in whatever form maintained.

                          [LOGO] AXA Re Life Insurance

Without limiting the generality of the foregoing: (a) Confidential Information of AXA Re shall include, without limitation, all information with respect to AXA Re's program for reinsuring variable annuities and/or variable life insurance, any actuarial, pricing and financial information provided by AXA Re or its Affiliated companies to the Company, and all information conveyed orally or by any other means by AXA Re or its Affiliated companies to the Company, with respect to reinsurance of variable annuities and/or variable life insurance; and
(b) Confidential Information of the Company shall include, without limitation, all information with respect to its variable annuity and/or variable life contract, any actuarial, pricing and financial information provided by the Company or its Affiliated companies to AXA Re, the Company annuity pricing model, and all information conveyed orally or by any other means by the Company or its Affiliated companies to AXA Re, with respect to Company variable annuity and/or variable life insurance programs.

Failure to mark any material or information "Confidential" shall not affect the confidential nature therefore.

The restrictions against disclosing and disseminating the Confidential Information shall not apply to:

i. general skills and experience gained by employees of either party, their Subsidiaries or their Affiliates; or
ii. information known by the receiving party prior to disclosure under this Agreement; or
iii. information disclosed to the receiving party by a third party who was not under an obligation of confidentiality to the disclosing party; or
iv. information which is publicly available or generally known within the insurance or data processing industries; or
v. information which is independently developed by the receiving party prior to, concurrent with or subsequent to the disclosing party's disclosure without any wrongful act or breach of this Agreement by the receiving party; or
vi. information which becomes available to one party, its Subsidiaries, its Affiliates or its representatives on a non-confidential basis from sources other than the other party or its Subsidiaries, Affiliates or representatives, provided that the recipient of such information does not know or have reason to know that such sources are prohibited by contractual, legal or fiduciary obligation from transmitting the information.

The foregoing notwithstanding, nothing in this Agreement shall be construed to prohibit the disclosure of Confidential Information in accordance with the terms of a court order. In the event one of the parties becomes legally compelled to disclose the Confidential Information of the other, the party being compelled shall provide prompt and reasonable notice to the other party, so that the other party may seek a protective order, an appeal, or other appropriate remedy.

                          [LOGO] AXA Re Life Insurance

BREACH

The parties hereto recognize that the unauthorized disclosure, duplication, reproduction or use of the Confidential Information would cause irreparable harm to the disclosing party and that monetary damages will be inadequate to compensate the disclosing party for such breach. For that reason, the parties hereto shall be entitled to seek, in any court of competent jurisdiction, injunctive relief including a preliminary injunction and an order of seizure and impoundment under Section 503 of the Copyright Act and the receiving party will not object to the entry of an injunction or other equitable relief against it on the basis of an adequate remedy at law or other reason. Such relief shall be cumulative and in addition to whatever other remedies the disclosing party may have.

MISCELLANEOUS

(a) No waiver of any provision of this Agreement shall be effective unless contained in a writing executed by the party against whom enforcement thereof is sought. A waiver of any specific term hereof shall not be deemed to constitute a waiver of any other term hereof, nor shall a waiver on any one or more occasions be deemed to imply or constitute a waiver of the same of any other term on any other occasion.

(b) If any part of this Agreement shall be held to be void or unenforceable, such part shall be treated as severable, leaving valid the remainder of the Agreement.

(c) This Agreement shall be construed in accordance with the laws of the State of Delaware.

(d) Anything in this Agreement to the contrary notwithstanding, nothing herein shall be construed as a commitment by either party to enter into a Reinsurance Agreement or to engage in anything beyond having initial discussions and exchanging information which may lead to a formal request for a reinsurance proposal and subsequent preparation thereof.

(e) Each of the parties shall cause its respective Subsidiaries and Affiliates to abide by the terms of this Agreement, and in the event of a violation of this Agreement by their respective Subsidiaries or Affiliates, shall be liable hereunder to the same extent as if, themselves, had committed such violation.

(f)  For purposes of this Agreement:

     (i) "Affiliate" shall mean a person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with another person or beneficially owns or has the power to vote or direct the vote of twenty-five percent (25%) or more of any class of voting stock (or of any form of voting equity interest in the case of a person that is not a corporation) of such other person. For purposes of this definition, "control", including the terms "controlling" and "controlled", means the power to direct or cause the direction of the management and policies of a person, directly or indirectly, whether

                          [LOGO] AXA Re Life Insurance

          through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

     (ii) "Subsidiary" of a person means any person with respect to whom such specified person, directly or indirectly, beneficially owns fifty percent (50%) or more of the equity interests in, or holds the voting control of fifty percent (50%) to more of the equity interests in, such person.

(g) Upon the written request of AXA Re at any time, the Company will return to AXA Re all AXA Re Confidential Information, provided that if AXA Re enters into a reinsurance agreement with the Company, that the Company shall be entitled to retain AXA Re Confidential Information required by the Company in order to fulfill its obligations under the reinsurance agreement (but that any such Confidential Information shall not be used for any other purpose).

(h) Upon the written request of the Company at any time, AXA Re will return to the Company all Company Confidential Information, provided that if AXA Re enters into a reinsurance agreement with the Company, that AXA Re shall be entitled to retain Company Confidential Information required by AXA Re in order to fulfill its obligations under the reinsurance agreement (but that any such Confidential Information shall not be used for any other purpose).

(i) Nothing in this agreement shall prevent the Company and AXA Re from developing reinsurance products, or limit their respective rights to develop reinsurance products, provided the Company does not use AXA Re Confidential Information and AXA Re does not use Company Confidential Information in connection with the development of such products.

COMMENCEMENT AND TERMINATION OF AGREEMENT

This Agreement is effective upon the date first written above. The obligations of each party set out in the preceding paragraphs above shall survive the termination of the Agreement.

Notwithstanding anything in this Agreement to the contrary, each party agrees that any agreement executed between them as a result of these discussions shall incorporate the confidentiality provisions contained herein, and this Agreement shall be deemed to continue in full force and effect during all terms of such subsequent agreement.

GENERAL PROVISIONS

This Agreement shall be governed by and construed, and the legal relations between the parties shall be determined, in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of laws. This Agreement supersedes all prior understandings and negotiations, oral and written, and constitutes the entire understanding between the parties on this subject. This Agreement and any of the rights or obligations hereunder are not assignable without AXA Re's prior written permission.

                          [LOGO] AXA Re Life Insurance

No waiver, modification, or amendment to the Agreement shall be binding upon the Parties unless it is in writing signed by an Authorized Representative of the party against whom enforcement is sought

IN WITNESS THEREOF, the parties by their duly Authorized Representatives have caused this Agreement to be executed as of the date first written above.

AXA RE LIFE INSURANCE COMPANY LIFE INSURANCE COMPANY OF VIRGINIA


By: /s/Michael Sakouas         By: /s/Jarry Marz
    ------------------             -------------
    Michael Sakouas                Jarry Marz

Title: Vice President          Title: Vice President
                               Risk Management Financial Services Group

Date: 22 October, 1998         Date: 22 October, 1998

                                    Exhibit V

                               Reserve Methodology

1.   Disability Rider:

     (c) Active Life Reserves based on the 1952 Inter-Company Disability Table (Benefit 5), modified to a 3-month waiting period, combined with the 1980 CSO Ultimate Table, at 4.5% interest

     (d) Disabled Life Reserves based on the 1952 Inter-Company Disability Table, at 4.5%, depending on age at disability, duration since disability, and the number of years until the scheduled annuity payout date

2.   Unemployment Rider:

     (a)  Unearned Premium Reserve of 1/2 one month's rider premium

     (b) Claim Reserve equal to the discounted value of the remaining waived payments, at 4.5%, assuming unemployment continues for one year from the date of claim.

3.   Life Rider:

     (a) Active Life Reserve methodology based on 1980 CSO Ultimate Table with a valuation interest that varies as a function of the length of the accumulation period as measured at the time of issue: 5% for 10 years or less, 4.75% for over 10 years and less than or equal to 20 years, and 4.5% for over 20 years

     (b) Claim Reserve equal to a temporary life annuity, using the A-2000 Annuity Table, at the attained age of the remaining life, with a term equal to the number of years from the valuation date until the scheduled annuity payout date, at 4.5%

The CEDING COMPANY's claim reserve calculation methodology described below is mutually acceptable to both parties.

Disabled Life Reserve Methodology: A seriatim valuation, using disabled life annuities from the Society of Actuaries' 1952 Disability Study, at 4.5% interest, reflecting the age at disability, the duration since disability and the number of years to run until the scheduled annuity payout date.

Unemployment Rider Claim Reserve Methodology: A seriatim valuation will be utilized, equal to the discounted value, at 4.5% interest, of the remaining waived payments, assuming unemployment continues for one year from the date of claim.

Life Rider Claim Reserve Methodology: A seriatim valuation will be utilized, equal to a temporary life annuity, using the A-2000 Annuity Table, at the attained age of the remaining life, with a term equal to the number of years from the valuation date until the scheduled annuity payout start date, at 4.5% interest.

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GE Life and Annuity Assurance Co., Agreement No. NY154
Effective February 15, 2002